Exhibit 99.2

RISK FACTORS

You should carefully consider the risks described below and the other information in our filings with the Securities and Exchange Commission (SEC). If any of the following risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. The risks described below are not the only ones facing us. Additional risks not currently known to us or that we currently believe are immaterial may also impair our business, results of operations, financial condition and liquidity.

The extreme turmoil in the mortgage industry that began in 2007 has adversely affected and may continue to adversely affect our business.

As a result of the extreme turmoil in the mortgage industry and general economy that began in 2007, many mortgage originators, especially mortgage brokers, and other mortgage industry participants have gone out of business. In addition, those industry participants that continue in business face increased operating and regulatory challenges. Conditions that negatively impact our Encompass users or Ellie Mae Network participants have had a significant adverse effect on our business. For example, the number of active Encompass users declined 25% from approximately 79,000 at December 31, 2006 to approximately 59,000 at March 31, 2012. In addition, while the number of mortgage lenders has increased, the number of mortgage brokers has decreased, resulting in an overall 46% decrease in the population of mortgage origination professionals who are the potential users of our Encompass software from approximately 495,000 at December 31, 20061 to approximately 268,000 at March 31, 2012.2 If conditions in the mortgage industry were to deteriorate further, our business would be materially adversely affected.

Mortgage lending volume is expected to be flat or lower in 2012 and 2013 than it was in 2011 due to various economic factors, including the anticipated increase in mortgage interest rates, which could adversely affect our business.

Mortgage lending volume is expected to be flat or lower in 2012 and 2013 than it was in 2011 and lower in the second half of 2012 than the first half of the year due to various economic factors. Factors that adversely impact mortgage lending volumes include increasing mortgage interest rates, reduced consumer and investor demand for mortgages, more stringent underwriting guidelines, decreased liquidity in the secondary mortgage market, high levels of unemployment, high levels of consumer debt, lower consumer confidence, changes in tax and other regulatory policies and other macroeconomic factors.

In addition, mortgage interest rates are currently near historic lows and many economists predict that mortgage interest rates will inevitably rise, most probably beginning in the latter half of 2012. Mortgage interest rates are influenced by a number of factors, particularly monetary policy. The Federal Reserve Bank may raise the Federal funds rate, which would likely cause mortgage interest rates to rise. Increases in mortgage interest rates could reduce the volume of new mortgages originated, in particular the volume of mortgage refinancings. For example, the increase in mortgage interest rates in the second half of 2009 contributed to a significant decline in our revenues from transactions through the Ellie Mae Network and the services we provide.

[1]	Bureau of Labor Statistics, Mortgage Employment Statistics, February 2007.
[2]	Bureau of Labor Statistics, Mortgage Employment Statistics, May 2012.

The expected flat or lower levels in residential mortgage loan volume in 2012 and 2013 as compared to 2011 levels and the expected lower levels in the second half of 2012 compared to the first half of the year will require us to increase our user base and/or our revenues per loan processed by our customers in order to maintain our financial performance. Any additional decrease in residential mortgage volumes would heighten our need to increase our revenues. We cannot guarantee we will be successful in these efforts, which could materially adversely affect our business.

Our future performance will be highly dependent on our ability to continue to attract Encompass SaaS customers and, to a lesser extent, to grow revenues from new Ellie Mae Network offerings and new on-demand services.

Mortgage loan volume is expected to be flat or lower in 2012 and 2013 than it was in 2011 and lower in the second half of 2012 than the first half of the year. To maintain or increase our revenues, we must increase the percentage of our software users who choose our on-demand Encompass SaaS offering, from which we generate greater revenues than from our on-premise license offering. We believe that recent increases in the number of Encompass SaaS customers were driven by our success-based pricing strategy. Some of our past initiatives were successful initially but not over the long term. We cannot guarantee our success-based pricing strategy will continue to be successful. If it is not successful, or if we are unable to identify an alternate strategy and successfully increase the number of Encompass SaaS customers, we may be materially adversely affected.

We must also increase use of our Ellie Mae Network offerings and our other services, such as our TQL initiative, Encompass Compliance Services and Encompass Closer services. We only introduced certain Ellie Mae Network offerings in the fourth quarter of 2009 and our Encompass Compliance Service in the first quarter of 2010. In addition, we introduced our TQL initiative in the fourth quarter of 2011, and we currently have two investor customers. We cannot guarantee these Ellie Mae Network and other service offerings will achieve market acceptance and be successful. In the event these efforts are not successful, our business and growth prospects would be adversely affected.

If we fail to increase the number of Encompass users and other Ellie Mae Network participants or retain existing users and participants, our business may be harmed.

Our growth depends in large part on increasing the number of Encompass users and other Ellie Mae Network participants. To attract mega lenders and service providers to the Ellie Mae Network, we must convince them that the utility of, and access to mortgage originators on, the Ellie Mae Network is worth making payments to us for transactions effected through the network by Encompass users. To grow our base of Encompass users, we must continue to enhance the features and functionality of our Encompass software, convince mortgage lenders of the benefits of our software solution and the Ellie Mae Network and encourage them to switch from competing loan origination software products or to forego using traditional mortgage origination methods, including paper, facsimile, courier, mail and e-mail. Due to the fragmented nature of the mortgage industry, many mortgage industry participants may not be familiar with our Encompass solutions and the benefits of the Ellie Mae Network. We cannot guarantee we will be successful in attracting new Encompass users and other Ellie Mae Network participants and if we are unsuccessful in these efforts our business may be harmed.

Additionally, existing Encompass users and other Ellie Mae Network participants may decide not to continue to use our solutions for financial or other reasons. We have agreements in place with various third-party lenders, service providers and investors to facilitate integration between their businesses and the Ellie Mae Network. Most of these are not long term contracts or are subject to termination rights. An unexpected termination, or a failure to renew, of a significant number of our agreements or relationships with third-party lenders, service providers or investors could have an adverse effect on our business.

The success of our business depends both on the continuation of the trend toward electronic processing of mortgages and our ability to increase the use of the Ellie Mae Network to order settlement services.

In order to grow our business, we must expand the use of settlement services on, and increase the number of transactions effected through, the Ellie Mae Network. Our Encompass users currently employ the Ellie Mae Network to order on average only five out of the approximately twelve services generally ordered per loan file, typically including ordering credit and flood reports and accessing the automatic underwriting systems of Fannie Mae and Freddie Mac. This limited use is in part due to the fact that many providers of other settlement services, such as title reports and appraisals, do not provide electronic solutions that are superior to traditional processes. Increasing the number of transactions ordered through the Ellie Mae Network depends in large part on our ability to educate providers of settlement services of the benefits of electronic origination and network participation and our ability to encourage providers of settlement services to deliver their services electronically through the Ellie Mae Network in a manner that is attractive to mortgage professionals. If our future sales and marketing efforts are not successful in educating and encouraging additional mortgage originators and providers of settlement services to change their current business practices and adopt electronic mortgage origination and electronic delivery practices, our business may be adversely affected.

A continuation of the shift in residential mortgage volume to the retail channels of mega lenders would adversely affect our business opportunities.

Due in part to the turmoil in the mortgage industry, the percentage of the national volume of residential mortgages in the United States that were funded directly through the retail channels of mega lenders increased from 38% in 2006 to 57% in 2011.3 We market our Encompass software to mortgage lenders and mortgage brokers but not to mega lenders as they generally have their own proprietary loan origination software. If the shift towards mega lenders continues, our business and growth prospects would be materially adversely affected.

We expect a number of factors to cause our operating results to fluctuate on a quarterly and annual basis, which may make it difficult to predict our future performance.

Our revenues and operating results have in the past varied and could in the future vary significantly from quarter-to-quarter and year-to-year because of a variety of factors, many of which are outside our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. In addition to other risk factors discussed in this section, factors that may contribute to the variability of our quarterly and annual results include:

•	fluctuations in mortgage lending volume;

•	the number of Encompass users;

•	the volume of mortgages originated by our Encompass users, especially users on our success-based pricing model;

•	transaction volume on the Ellie Mae Network;

•	the level of demand for our Encompass Closer document preparation and other services we offer;

•	the timing of the introduction and acceptance of new Ellie Mae Network offerings and new on-demand services;

•	costs associated with defending intellectual property infringement and other claims; and

•	changes in government regulation affecting Ellie Mae Network participants or our business.

Because of these and other factors, our future results may not reach our internal projections. In addition, our operating results in future periods may not meet the expectations of investors or public market analysts who

[3]	Inside Mortgage Finance, February 17, 2012, p.3, Mortgage Brokers Carry Significant Portions Of Increased Origination Volume in Late 2011. Copyright 2012.

follow our company, which could cause our stock price to decline rapidly and significantly. The results of any prior quarterly or annual periods should not be relied upon as indications of our future operating performance.

System interruptions that impair access to the Ellie Mae Network or our on-demand hosted Encompass software could damage our reputation and brand and substantially harm our business.

The satisfactory performance, reliability and availability of the Ellie Mae Network, our on-demand hosted Encompass software, our website and our network infrastructure are critical to our reputation and our ability to attract and retain Ellie Mae Network participants and Encompass software users. Any systems interruption that results in the unavailability of our network or our Encompass software or impairs access to Ellie Mae Network participants connected to our network could result in negative publicity, damage our reputation and brand, and hinder our ability to enroll new customers and cause us to lose current customers, all of which could cause our business and operating results to suffer.

We have experienced and may in the future continue to experience temporary system interruptions, either to the Ellie Mae Network or to our Encompass software hosting locations, for a variety of reasons, including network failures, power failures, software errors, including problems with our Encompass software and other third party firmware updates, as well as when an overwhelming number of Ellie Mae Network participants and Encompass software users trying to access our network during periods of strong demand. In addition, our two primary data centers, located in Santa Clara, California and Chicago, Illinois, are hosted by a third-party service provider over which we have little control. We depend on this third-party service provider to provide continuous and uninterrupted access to the Ellie Mae Network and our on-demand hosted Encompass software. If for any reason our relationship with this third-party were to end, it would require a significant amount of time to transition the hosting of our data centers to a new third-party service provider.

Because we are dependent on third parties for the implementation and maintenance of certain aspects of our systems and because some of the causes of system interruptions may be outside of our control, we may not be able to remedy such interruptions in a timely manner, if at all. As we rely heavily on our servers, computer and communications systems and the Internet to conduct our business, any system disruptions could negatively impact our ability to run our business and either directly or indirectly disrupt our customers’ businesses, which could have an adverse effect on our business.

Growth may place significant demands on our management and our infrastructure.

Our growth has placed and may continue to place significant demands on our management and our operational and financial infrastructure. As our operations grow in size, scope and complexity, we will need to improve and upgrade our systems and infrastructure to offer an increasing number of customers enhanced solutions, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources in advance of an increase in the volume of business, with no assurance that the volume of business will increase. Continued growth could also strain our ability to maintain reliable service levels for our customers, develop and improve our operational, financial and management controls, enhance our reporting systems and procedures and recruit, train and retain highly skilled personnel.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business would be harmed.

Integrating our recent acquisitions and future acquisitions could disrupt our business, harm our financial condition and operating results or dilute, or adversely affect the price of, our common stock.

Our success will depend, in part, on our ability to expand our solutions and services and grow our business in response to changing technologies, customer demands and competitive pressures. In some circumstances, we may pursue growth through the acquisition of complementary businesses, solutions or technologies rather than through internal development. For example, in January 2011, we acquired Mortgage Pricing System, LLC to introduce our Encompass Product and Pricing Service, which allows Encompass users to compare loan pricing from multiple lending sources. In August 2011, we acquired DMD to add additional potential Encompass users and increased loan volume to monetize our Encompass service offerings and the Ellie Mae Network. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to complete acquisitions successfully. Moreover, if such acquisitions require us to seek additional debt or equity financing, we may not be able to obtain such financing on terms favorable to us or at all. Even if we successfully complete an acquisition, we may not be able to assimilate and integrate effectively the acquired business, technologies, solutions, assets, personnel or operations, particularly if key personnel of an acquired company decide not to work for us. In addition, we may issue equity securities to complete an acquisition, which would dilute our stockholders’ ownership and could adversely affect the price of our common stock.

The mortgage industry is heavily regulated and changes in current legislation or new legislation could adversely affect our business.

Changes in the regulations that govern our customers could adversely affect our business.

The U.S. mortgage industry is heavily regulated. Federal and state governments and agencies could enact legislation or other policies that could negatively impact the business of our Encompass users and other Ellie Mae Network participants. Any changes to existing laws or regulations or adoption of new laws or regulations that increase restrictions on the residential mortgage industry may decrease residential mortgage volume or otherwise limit the ability of our Encompass users and Ellie Mae Network participants to operate their businesses, resulting in decreased usage of our solutions.

Changes in current legislation or new legislation may increase our costs by requiring us to update our products and services.

Changes to existing laws or regulations or adoption of new laws or regulations relating to the residential mortgage industry could require us to incur significant costs to update our products and services. For example, our Encompass Compliance Service analyzes mortgage loan data for compliance with consumer protection laws and institutionally mandated compliance policies and must continually be updated to incorporate changes to such laws and policies. Additionally, we substantially updated our Encompass software in 2009 to reflect the changes to the Real Estate Settlement Procedures Act of 1974, as amended, or RESPA, that went into effect on January 1, 2010. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, has caused and will continue to cause us to make similar updates to our Encompass software to address, among other things, regulations that protect consumers against unfair, deceptive and abusive practices by lenders. These updates have caused us to incur significant expense, and future updates will likely similarly cause us to incur significant expense.

A failure to appropriately update our products and services to reflect and comply with changes to existing laws or regulations or with new laws or regulations may contribute to violations by our customers of such laws and regulations. We also provide a limited warranty for our Encompass Compliance Service, pursuant to which we agree to reimburse customers for losses incurred due to fines, penalties or judgments as a result of a violation of a specific law, rule or regulation tied to an error in the provision of our Encompass Compliance Service up to $2,500 per occurrence. Our typical services agreement with new customers limits our exposure to a maximum of three months of fees paid by customer preceding the claim and, with respect to CenterWise and Encompass Closer, the lesser of three months of fees paid by customer preceding the claim or $25,000 per occurrence. For most customers, our exposure for warranties is limited to an amount equal to the total service fees paid by a customer for base services during a specified period preceding the relevant claim, typically six to 12 months. Although we have not historically incurred any claims and maintain professional liability insurance coverage of $5.0 million per occurrence and in the aggregate, to the extent we were to become liable for an amount in excess of such coverage, our business and our reputation would be materially adversely affected.

Potential structural changes in the U.S. residential mortgage industry, in particular plans to diminish the role of Fannie Mae and Freddie Mac, could disrupt the mortgage market and have a material adverse effect on our business.

Fannie Mae and Freddie Mac play a very important role in providing liquidity, stability and affordability in the current U.S. residential mortgage market. In particular, they participate in the secondary mortgage market by purchasing mortgage loans and mortgage-related securities for investment and by issuing guaranteed mortgage-related securities. In February 2011, the Obama administration delivered a report to Congress which proposed the winding down of Fannie Mae and Freddie Mac and shrinking the federal government’s role in the housing market. This proposal includes the withdrawal of government insurance currently available on certain residential loans and increasing the down payment requirements for borrowers, both of which could reduce mortgage lending volume. In February 2012, the Federal Housing Finance Agency sent Congress a strategic plan to wind down Fannie Mae and Freddie Mac over the next several years. This proposal includes building a new infrastructure for the secondary mortgage market, continuing to shrink Fannie Mae’s and Freddie Mac’s operations by eliminating the direct funding of mortgages and shifting mortgage credit risk to private investors, and maintaining foreclosure prevention activities and credit availability. The effects of these proposals or any significant structural change to the U.S. residential mortgage industry, if implemented, would cause significant disruption to the mortgage market. If we are unable to react effectively and quickly to changes in the residential mortgage industry, our business could be harmed.

We may be limited in the way in which we market our business or generate revenue by U.S. federal law prohibiting referral fees in real estate transactions; if we are found to be in violation of such laws we would be subject to significant liability.

RESPA generally prohibits the payment or receipt of fees or any other thing of value for the referral of business related to a residential real estate settlement service and prohibits fee shares or splits or unearned fees in connection with the provision of such services. Our Encompass software and services and the Ellie Mae Network were designed with payment methods that are not currently prohibited by the restrictions under RESPA. Nonetheless, RESPA may restrict our ability to enter into marketing and distribution arrangements with third parties for existing or newly developed products and services, particularly to the extent that such arrangements may be characterized as involving payments for the referral of residential real estate settlement service business. Additionally, any amendments to RESPA or court opinions interpreting the provisions of RESPA that result in restrictions on our current payment methods, or any determination that our payment methods have been and currently are subject to the restrictions under RESPA, could have a material adverse effect on our business. if we were found to be in violation of RESPA rules, we would be exposed to significant potential liability that could have a material adverse effect on our reputation and business.

Our failure to protect the confidential information of our Encompass users, our Ellie Mae Network participants and their respective customers could damage our reputation and brand and substantially harm our business.

Certain confidential information relating to certain of our Encompass users, our Ellie Mae Network participants and their respective customers resides on our third-party hosted data center servers and is transmitted over our network. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information, including personal information and credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. These servers may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could lead to loss of critical data or the unauthorized disclosure of confidential customer data. The possession and use of personal information in conducting our business subject us to legislative and regulatory burdens that may require notification to customers of a security breach, restrict our use of personal information and hinder our ability to acquire new customers or market to existing customers.

We cannot guarantee that our security measures will prevent security breaches. Any such compromise of our security could damage our reputation and brand and expose us to a risk of loss or litigation and potential liability, which would substantially harm our business and operating results. We may need to expend significant resources to protect against and remedy any potential security breaches and their consequences.

We depend on key and highly skilled personnel to operate our business, and if we are unable to retain our current or hire additional personnel, our ability to develop and successfully market our business could be harmed.

We believe our future success will depend in large part upon our ability to attract and retain highly skilled managerial, technical, finance, creative and sales and marketing personnel. Moreover, we believe that our future success is highly dependent on the contributions of our named executive officers. All of our officers and other employees are at-will employees, which means they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. In addition, the loss of any key employees or the inability to attract or retain qualified personnel could delay the development and introduction of, and harm our ability to sell, our solutions and harm the market’s perception of us. Competition for qualified personnel is particularly intense in the San Francisco Bay Area, where our headquarters are located. Qualified individuals are in high demand, and we may incur significant costs to attract them. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing sales, operational and managerial requirements, or may be required to pay increased compensation in order to do so. If we are unable to attract and retain the qualified personnel we need to succeed, our business will suffer.

Volatility or lack of performance in our stock price may also affect our ability to attract and retain our key employees. Our named executive officers have become, or will soon become, vested in a substantial amount of stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the vested options, or if the exercise prices of the options that they hold are significantly above the market price of our common stock. If we are unable to retain our named executive officers or other key employees, our business will be harmed.

We operate in a highly competitive market, which could make it difficult for us to attract and retain Encompass users and Ellie Mae Network participants.

The mortgage origination software market is highly competitive. There are many software providers, such as Calyx Technology, Inc., Byte Software Inc., PCLender.com and Harland Financial Solutions, that compete with us by offering loan origination software to mortgage originators. Some software providers, including Calyx Technology, Inc., also provide connectivity between their software users and lenders and service providers. Other connectivity alternatives are provided by vendors such as MGIC Investment Corporation and RealEC Technologies. We also compete with compliance and document preparation service providers that are much larger and more established than us. There is vigorous competition among providers of these services and we may not succeed in convincing potential customers, using other services to switch to ours. Many service providers connect directly to mortgage originators without using any loan origination software. Some of our competitors also offer services on a closed loan basis, which could adversely impact the effectiveness of our success-based pricing strategy for increasing the number of SaaS Encompass customers. If we are unsuccessful in competing effectively by providing attractive functionality, customer service or value, we could lose existing Encompass users to our competitors and our ability to attract new Encompass users could be harmed.

We only offer our Encompass services to Encompass users. There are many other service providers that offer our Encompass users competing services, including borrower-facing websites, document preparation services, compliance services and electronic document management. We may be unsuccessful in continuing to differentiate our Encompass service offerings to the extent necessary to effectively compete in some or all of these markets.

The Ellie Mae Network is only available to mortgage originators using Encompass software. The principal alternative to the use of the Ellie Mae Network by Encompass users remains traditional methods of exchanging data and documents among mortgage industry participants by e-mail, facsimile, phone, courier and mail. In addition, mortgage originators use standalone web browsers to go individually to each investor, lender or service provider’s website and then manually upload loan data or enter information into the website. Mortgage originators may continue to use these methods due to habit, personal business relationships or otherwise. The success of the Ellie Mae Network depends on our ability to achieve and offer access to both the critical mass of investors, lenders and service providers necessary to attract and retain mortgage originators using our Encompass software on the Ellie Mae Network and the critical mass of active mortgage originators necessary to attract and retain investors, lenders and service providers on our network.

Many of our actual and potential competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we do and, as a result, these companies may be able to respond more quickly to changes in regulations, new technologies or customer demands, or devote greater resources to the development, promotion and sale of their software and services than we can. In addition, we may face increased competition as a result of continuing industry consolidation, such as Davis + Henderson Corporation’s acquisition of Mortgagebot LLC in April 2011 and Avista Solutions, Inc. in May 2012 and Lender Processing Services, Inc.’s acquisition of PCLender.com, Inc. in March 2011. We expect the mortgage origination market to continue to attract new competitors and there can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures we face will not materially adversely affect our business.

Failure to adapt to technological changes may render our technology obsolete or decrease the attractiveness of our solutions to our customers.

If new industry standards and practices emerge, or if competitors introduce new solutions embodying new services or technologies, our Encompass software and the Ellie Mae Network technology may become obsolete. Our future success will depend on our ability to:

•	enhance our existing solutions;

•	develop and potentially license new solutions and technologies that address the needs of our prospective customers; and

•	respond to changes in industry standards and practices on a cost-effective and timely basis.

We must continue to enhance the features and functionality of our Encompass software and the Ellie Mae Network. The effective performance, reliability and availability of our Encompass software and the Ellie Mae Network infrastructure are critical to our reputation and our ability to attract and retain Encompass users and Ellie Mae Network participants. If we do not continue to make investments in product development and, as a result, or due to other reasons, fail to attract new and retain existing mortgage originators, lenders, investors and service providers, we may lose existing Ellie Mae Network participants, which could significantly decrease the value of the Ellie Mae Network to all participants and materially adversely affect our business.

Failure to adequately protect our intellectual property could harm our business.

The protection of our intellectual property rights, including our proprietary Encompass software and Ellie Mae Network technology, is crucial to the success of our business. We rely on a combination of patent, copyright, trademark and trade secret law and contractual restrictions to protect our intellectual property. Our present and future patents may provide only limited protection for our technology and may not be sufficient to provide competitive advantage to us. Furthermore, we cannot guarantee any patents will be issued to us as a result of our patent applications. We also rely in part on confidentiality and invention assignment agreements with our employees, independent contractors and consultants. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our Ellie Mae Network and Encompass software features and functionality or obtain and use information that we consider proprietary. Policing our proprietary rights is difficult and may not always be effective.

We have registered “Ellie Mae” and “Encompass” and certain of our other trademarks as trademarks in the United States. Competitors may adopt service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of the terms Ellie Mae, Encompass or our other trademarks.

Litigation or proceedings before the U.S. Patent and Trademark Office or other governmental authorities and administrative bodies in the United States and abroad may be necessary in the future to enforce our intellectual property rights, protect our patent and copyright rights, trade secrets and domain names and determine the validity and scope of the proprietary rights of others. Our efforts to enforce or protect our proprietary rights may be ineffective and could result in substantial costs and diversion of resources and could harm our business.

Assertions that we infringe third-party intellectual property rights could result in significant costs and substantially harm our business.

Other parties have asserted, and may in the future assert, that we have infringed their intellectual property rights. For example, on March 25, 2011, we were named a defendant in a patent infringement lawsuit filed by Industry Access Incorporated alleging that our Encompass 360 loan management software system and related operations infringes a single patent. In addition, we generally agree to indemnify our customers against legal claims that our software products infringe intellectual property rights of third parties and, in the event of an infringement, to modify or replace the infringing product or, if those options are not reasonably possible, to refund the cost of the software, as pro-rated over a period of years. We cannot predict whether assertions of third-party intellectual property rights or claims arising from such assertions will substantially harm our business and operating results. If we are forced to defend against any infringement claims, whether they are with or without merit or are determined in our favor, we may face costly litigation and diversion of technical and management personnel. Furthermore, an adverse outcome of a dispute may require us to: pay damages, potentially including treble damages and attorneys’ fees if the infringement were found to be willful; cease providing solutions that allegedly incorporate the intellectual property of others; expend additional development resources to redesign or reengineer our solutions and products, if feasible; and enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies. We cannot be certain of the outcome of any litigation. Any royalty or licensing agreement, if required, may not be available to us on acceptable terms or at all. Our failure to obtain the necessary licenses or other rights could prevent the sale or distribution of some of our products and services and, therefore, could have a material adverse effect on our business.

Current or future litigation could substantially harm our business.

We have been and continue to be involved in legal proceedings, claims and other litigation. For example, we are currently a defendant in litigation initiated by DocMagic Inc., which alleges, among other claims, that we had engaged in monopolization and/or attempted monopolization, intentional interference with contractual relationship, interference with prospective economic advantage, unfair competition and breach of contract. In addition, we are currently involved in defending against a patent infringement lawsuit against us and one other party filed by Industry Access Incorporated.

In May 2012, we learned that we were named as a co-defendant in a purported class action matter filed in the Missouri Circuit Court in St. Louis County, Missouri in which the plaintiffs allege that we, among other things, violated Missouri’s Merchandising Practices Act and engaged in the unauthorized practice of law in connection with document preparation services that we began offering following our acquisition of certain assets from Online Documents, Inc. in September 2008. The plaintiffs seek unspecified damages, injunctive relief, attorney’s fees, other costs and expenses and pre-judgment interest. Although we have not been served with the complaint and have not assessed the potential impact of the asserted claims, we believe that we have substantial and meritorious defenses in this case and we intend to defend these claims vigorously. However, neither the outcome of this litigation nor the amount and range of potential damages can be assessed with certainty. In addition, we may be subject to similar claims and legal proceedings in the future.

We are also subject to various other legal proceedings and claims arising out of the ordinary course of business. While we do not expect the outcome of any such pending litigation to have a material adverse effect on our financial position, litigation is unpredictable and excessive verdicts, both in the form of monetary damages and injunctions, could occur. In the future, litigation could result in substantial costs and diversion of resources and we could incur judgments or enter into settlements of claims that could have a material adverse effect on our business.

We will be required to assess our internal control over financial reporting on an annual basis and any future adverse findings from such assessment could result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies and ultimately have an adverse effect on the market price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and beginning with our Annual Report on Form 10-K for the year ending December 31, 2012, our management will be required to report on, and our independent registered public accounting firm to attest to, the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation. We are currently in the process of reviewing, documenting and testing our internal control over financial reporting. We may encounter problems or delays in completing the implementation of any changes necessary to make a favorable assessment of our internal control over financial reporting. In connection with the attestation process by our independent registered public accounting firm, we may encounter problems or delays in completing the implementation of any requested improvements and receiving a favorable attestation. In addition, if we fail to maintain the adequacy of our internal control over financial reporting we will not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. For example, a significant deficiency noted in our past internal controls related to our stock-based compensation. We believe we have remediated this deficiency and have taken steps to improve our internal controls and procedures in this area. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could harm our operating results and lead to a decline in our stock price. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the New York Stock Exchange, regulatory investigations, civil or criminal sanctions and class action litigation.

If one or more U.S. states or local jurisdictions successfully assert that we should have collected or in the future should collect additional sales or use taxes on our fees, we could be subject to additional liability with respect to past or future sales, and the results of our operations could be adversely affected.

We do not collect state and local sales and use taxes in all jurisdictions in which our customers are located, based on our belief that such taxes are not applicable. Sales and use tax laws and rates vary by jurisdiction and such laws are subject to interpretation. Jurisdictions in which we do not collect sales and use taxes may assert that such taxes are applicable, which could result in the assessment of such taxes, interest and penalties, and we could be required to collect such taxes in the future. This additional sales and use tax liability could adversely affect the results of our operations.

Our business is subject to the risks of earthquakes, fires, floods and other natural catastrophic events and to interruption by man-made problems such as terrorism.

Our systems and operations are vulnerable to damage or interruption from earthquakes, fires, floods, power losses, telecommunications failures, terrorist attacks, acts of war and similar events. For example, a significant natural disaster, such as an earthquake, fire or flood, could have a material adverse impact on our business, operating results and financial condition, and our insurance coverage may be insufficient to compensate us for losses that may occur. Our corporate offices and one of the facilities we lease to house our computer and telecommunications equipment are located in the San Francisco Bay Area, a region known for seismic activity. In addition, acts of terrorism, which may be targeted at metropolitan areas with higher population density than rural areas, could cause disruptions in our or our customers’ businesses or the economy as a whole. We may not have sufficient protection or recovery plans in certain circumstances, such as natural disasters affecting the San Francisco Bay Area, and our business interruption insurance may be insufficient to compensate us for losses that may occur.

Our stock price is volatile and purchasers of our common stock could incur substantial losses.

The trading price of our common stock may be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in our filings with the SEC, these factors include:

•	our operating performance and the operating performance of similar companies;

•	the overall performance of the equity markets;

•	the number of shares of our common stock publicly owned and available for trading;

•	threatened or actual litigation;

•	changes in laws or regulations relating to our solutions;

•	any major change in our board of directors or management;

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	large volumes of sales of our shares of common stock by existing stockholders; and

•	general political and economic conditions.

In addition, the stock market in general has experienced extreme price and volume fluctuations. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business.

If securities or industry analysts discontinue publishing research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Certain provisions in our charter documents and Delaware law could discourage takeover attempts and lead to management entrenchment.

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our board of directors. These provisions include:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

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the ability of our board of directors to determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

We are also subject to certain anti-takeover provisions under Delaware law. Under Delaware law, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction.